MONTHLY SERVICER'S CERTIFICATE
                         ------------------------------
                      (This represents Series 1999-A only)

                      Monthly Period Ending SEPTEMBER 30, 1999
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                      Bank of America National Association
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                           BA MASTER CREDIT CARD TRUST
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1. Capitalized terms used in this Certificate have their respective meanings set forth in the Pooling and Servicing Agreement; provided, that the "preceding Monthly Period" shall mean the Monthly Period immediately preceding the calendar month in which this Certificate is delivered.
This Certificate is delivered pursuant to subsection 3.04 (b) of the Pooling and Servicing Agreement. References herein to certain sections and subsections are references to the respective sections and subsections of the Pooling and Servicing Agreement.

2.	Bank of America, National Association (USA) is
Servicer under the Pooling and Servicing Agreement.

3.	The undersigned is a Servicing Officer.

4.	The date of this Certificate is a Determination
Date under the Pooling and Servicing Agreement.

5.	The aggregate amount of Collections processed
during the preceding Monthly Period was equal to
(excluding Annual Membership Fees and Interchange)     $    1,439,069,627.39

6. The Aggregate Investor Percentage of Receivables
processed by the Servicer during the preceding Monthly
Period was equal to                                    $       74,360,246.61

7. The Aggregate Investor Percentage of Collections
of Finance Charge Receivables processed by the Servicer
during the preceding Monthly Period was equal to (excluding
Annual Membership Fees and Interchange)                $        7,440,188.40

8.	The aggregate amount of Receivables processed
by the Servicer as of the end of the last day of the
preceding Monthly Period                               $    1,430,967,893.99

9.	Of the balance on deposit in the Finance Charge
Account, the amount attributable to the Aggregate
Investor Percentage of Collections processed by the
Servicer during the preceding Monthly Period           $        8,676,760.98

10.	Of the balance on deposit in the Principal
Account, the amount attributable to the Aggregate
Investor Percentage of Collections processed by the
Servicer during the preceding Monthly Period           $       67,448,055.12

11.	The aggregate amount, if any, of withdrawals,
drawings or payments under any Credit Enhancement, if
any, required to be made with respect to any Series
outstanding for the preceding Monthly Period           $                0.00

12.	The Aggregate Investor Percentage of
Collections of Principal Receivables processed by the
Servicer during the related Monthly Period is equal to  $       67,448,055.12

13.	The amount equal to the Aggregate Investor
Percentage of Annual Membership Fees deposited to the
Finance Charge Account or any Series Account on or
before the Transfer Date during the current month is
equal to                                                $          117,120.59

14.	The aggregate amount of Interchange to be
deposited in the Finance Charge Account on the Transfer
Date of the current month is equal to                   $        1,119,951.99

15.	The aggregate amount of all sums payable to the
Investor Certificateholder of each Series on the succeeding
Distribution Date with respect to Certificate Principal $                0.00

16.	The aggregate amount of all sums payable to the
Investor Certificateholder of each Series on the succeeding
Distribution Date with respect to Certificate Interest  $        2,331,583.33

17.	The aggregate amount of Default Amounts
processed by the Servicer as of the end of the last day
of the preceding Monthly Period                         $       47,102,112.01

18.	To the knowledge of the undersigned, there are
no Liens on any Receivables in the Trust except as
described below:                                                        None


IN WITNESS WHEREOF, the undersigned has duly executed and delivered this certificate this 12th day of October, 1999.


BANK OF AMERICA, NATIONAL ASSOCIATION (USA),
(formerly known as Bank of America National Association)

	Transferor and Servicer



By:  /s/ Suzanne W. Castleberry
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	Name:    Suzanne W. Castleberry
	Title:	Senior Vice President